UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2010

OTTER TAIL AG ENTERPRISES, LLC
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	000-53042	41-2171784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

24096 - 170th Avenue
Fergus Falls, MN 56537-7518
(Address of Principal Executive Offices)(Zip Code)

(218) 998-4301
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits

SIGNATURES

Item 7.01 Regulation FD Disclosure

On January 11, 2010, Anthony Hicks, the Chief Executive Officer of Otter Tail Ag Enterprises, LLC (the “Company”), gave a presentation to members of the Company on the Company’s plan for emerging from bankruptcy and highlighting financial information from the Company’s first quarter of fiscal year 2010.  The presentation also contained an estimated tax summary for members under both a business continuation and business termination scenario.  The presentations are attached to this current report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

This current report on Form  8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)

Exhibit No.	Description

99.1	CEO Presentation on Bankruptcy and Financial Information.
99.2	CEO Presentation on Tax Summary for Members.

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2009, and its quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otter Tail Ag Enterprises, LLC

Date: January 19, 2010	By /s/ Anthony Hicks
	Name:	Anthony Hicks
	Title:	Chief Executive Officer and Chief Financial Officer